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                                                                    EXHIBIT 10.2


                          DATAWARE TECHNOLOGIES, INC.

                       1993 EMPLOYEE STOCK PURCHASE PLAN

Section 1.  Purpose
-------------------

     The purpose of this 1993 Employee Stock Purchase Plan (the "Plan") is to provide employees (referred to in this Plan as "associates") of Dataware Technologies, Inc. (the "Company") and its subsidiaries the opportunity to purchase shares (the "Shares") of the Company's Common Stock. The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of
Section 423 of the Internal Revenue Code of 1954, as amended (the "Code").

Section 2.  Eligible Associates
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     Subject to the provisions of Sections 7, 8 and 9 below, any individual who has been in the full-time employment (as defined below) of the Company, or any of its subsidiaries (as defined in Section 425(f) of the Code) the employees of which are designated from time to time by the Board of Directors as eligible to participate in the Plan, for the six (6) month period before the day on which an Offering Date (as defined in Section 3 below) occurs is eligible to participate in any Offering (as defined in Section 3 below) made by the Company hereunder. Full-time employment shall include all associates whose customary employment is:

          (a)  20 hours or more per week and

          (b)  more than five months

in the calendar year during which said Offering Date occurs or in the calendar year immediately preceding such year.

Section 3.  Offering Dates
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     From time to time, the Company, by action of the Board of Directors, will grant rights to purchase Shares to associates eligible to participate in the Plan pursuant to one or more offerings (each of which is an "Offering") on a date or series of dates (each of which is an "Offering Date") designated for this purpose by the Board of Directors.

Section 4.  Prices
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     The price per share for each grant of rights hereunder shall be the lesser of:

          (a) eighty-five percent (85%) of the fair market value of a Share on the Offering Date on which such right was granted; or

          (b) eighty-five percent (85%) of the fair market value of a Share on the date such right is exercised.

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At its discretion, the Board of Directors may determine a higher price for a grant of rights.

Section 5.  Exercise of Rights and Method of Payment
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     (a)  Unless sooner cancelled by the associate pursuant to Section 10, rights granted under the Plan will be exercised automatically and irrevocably, in each case for a whole number of shares, periodically on specified dates (each, and "Exercise Date") determined by the Board of Directors pursuant to
Section 6.

     (b) The method of payment for Shares purchased upon exercise of rights granted hereunder shall be through regular payroll deductions or by lump sum cash payment or both, as determined by the Board of Directors. No interest shall be paid upon payroll deductions unless specifically provided for by the Board of Directors.

     (c) Any payments or deductions received by the Company from a participating associate and not utilized for the purchase of Shares upon exercise of rights granted hereunder shall be promptly returned to such associate by the Company after termination or cancellation of the right to which the payment relates.

Section 6.  Term of Rights
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     The total period from an Offering Date to the last date on which rights granted on that Offering Date are exercisable (the "Offering Period") shall in no event be longer than twenty-seven (27) months. The Board of Directors when it authorizes an Offering shall determine the length of the Offering Period and may designate one or more Exercise Dates during the Offering Period. In any event, the last day of each Offering Period shall be an Exercise Date. Rights granted on an Offering Date shall be exercisable in full on the Offering Date or in such proportion on each Exercise Date as the Board of Directors determines.

Section 7.  Shares Subject to the Plan
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     No more than Eight Hundred Fifty Thousand (850,000) Shares may be sold pursuant to rights granted under the Plan. Appropriate adjustments in the above figure, in the number of Shares covered by outstanding rights granted hereunder, in the exercise price of the rights and in the maximum number of Shares that an associate may purchase (pursuant to Section 9 below) shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that no fractional Shares shall be issuable hereunder. Any agreement of merger or consolidation shall include provisions for protection of the then existing rights of participating associates under the Plan. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to rights under the Plan. If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be made subject to a right under the Plan.

Section 8.  Limitations on Grants
---------------------------------

     (a) No associate shall be granted a right hereunder if such associate, immediately after the right is granted, would own stock or rights to purchase stock possessing five percent

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(5%) or more of the total combined voting power or value of all classes of stock of the Company, or of any subsidiary, computed in accordance with Section 423(b)(3) of the Code.

     (b) No associate shall be granted a right, if, after such grant, his right to purchase shares under all employee stock purchase plans of the Company and its subsidiaries would accrue at a rate that exceeds twenty-five thousand dollars ($25,000) (or such other maximum as may be prescribed from time to time by the Code) of the fair market value of such Shares (determined at the time such right is granted) for each calendar year in which such right is outstanding at any time in accordance with the provisions of Section 423(b)(8) of the Code.

     (c) No right granted to any participating associate under an Offering, when aggregated with rights granted under any other Offering still exercisable by such associate, shall cover more shares than may be purchased at an exercise price not to exceed fifteen percent (15%) of the associate's annual rate of compensation on the date the associate elects to participate in the Offering, or such lesser percentage as the Board of Directors may determine.

Section 9.  Limit on Participation
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     Participation in an Offering shall be limited to eligible associates who elect to participate in such Offering in the manner, and within the time limitations, established by the Board of Directors when it authorizes the Offering.

Section 10.  Cancellation of Election to Participate
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     An associate who has elected to participate in an Offering may cancel such election as to all (but not part) of the unexercised rights granted under such Offering by giving written notice of such cancellation to the Company at any time during the Offering. All amounts paid by the associate for the Shares or withheld for the purchase of Shares from the associate's compensation through payroll deductions that have not then been used for the purchase of Shares upon a prior Exercise Date shall be paid to the associate, without interest, unless otherwise determined by the Board of Directors, upon such cancellation.

Section 11.  Termination of Employment
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     Upon the termination of a participating associate's employment for any reason, including the death of the associate, during an Offering, all such unexercised rights to purchase Shares held by the associate shall immediately terminate and amounts paid by the associate for the Shares or withheld for the purchase of Shares from the associate's compensation through payroll deductions that have not then been used for the purchase of Shares upon a prior Exercise Date shall be paid to the associate or to the associate's estate, without interest unless otherwise determined by the Board of Directors.

Section 12.  Associate's Rights as Stockholder
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     No participating associate shall have any rights as a stockholder in the
Shares subject to a right granted hereunder until such right has been exercised and full payment has been made for such Shares.

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Section 13.  Rights Not Transferable
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     Rights under the Plan are not assignable or transferable by a participating associate and are exercisable only by the associate.

Section 14.  Amendments to or Discontinuation of the Plan
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     The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice; provided, however, that the then existing rights of all participating associates shall not be adversely affected thereby, and provided further that, subject to the provisions of
Section 7 above, the total number of Shares that may be offered under the Plan may not be increased without the approval of the stockholders of the Company.

Section 15.  Effective Date and Approvals
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     Subject to the approval of the stockholders of the Company, this Plan shall be effective on May 19, 1993, the date it was adopted by the Board of Directors. Approval of this Plan by the stockholders shall be secured within twelve (12) months after the date of such adoption.

     The Company's obligation to offer, sell and deliver its Shares under the Plan is subject to (i) the approval of any governmental authority required in connection with the authorization, issuance or sale of such Shares, (ii) satisfaction of the listing or quotation requirements of any national securities exchange or national market system on which the Shares are then listed or quoted and (iii) compliance, in the opinion of the Company's counsel, with all applicable federal and state securities and other laws.

Section 16.  Term of Plan
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     No rights shall be granted under the Plan after May 19, 2003.

Section 17.  Administration of the Plan
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     The Board of Directors or any committee or person(s) to whom it delegates its authority (the "Administrator") shall administer, interpret and apply all provisions of the Plan as it deems necessary to meet special circumstances not anticipated or covered expressly by the Plan. In the event that the Board of Directors delegates such authority to a committee of the Board, all references herein to the "Board of Directors" shall be deemed to be references to such Committee. Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the provisions of Section 423 of the Code.

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     .  Plan adopted by the Board of Directors on May 19, 1993.
     .  Plan approved by the stockholders on May 19, 1993.
     . Increase in shares issuable adopted by the Board of Directors April 14, 1998 and approved by the Shareholders May 21, 1998.

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